EXHIBIT 2.1

           AMENDMENT NO. 3 TO ACQUISITION AGREEMENT AND PLAN OF MERGER

         This Amendment No. 3 to Acquisition Agreement and Plan of Merger (this "Amendment"), dated as of May 18, 2005, among IBF Fund Liquidating LLC, a Delaware limited liability company ("IBF"), U.S. Mills, Inc., a Delaware corporation (the "Company"), USM Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Sunset Brands, Inc., a Nevada corporation (the "Purchaser"), amends the Acquisition Agreement and Plan of Merger, dated as of February 18, 2005, among IBF, the Company, Merger Sub and the Purchaser (as amended by Amendment No. 1 thereto, dated as of March 7, 2005, as further amended by Amendment No. 2 thereto, dated as of April 18, 2005, the "Merger Agreement"). Capitalized terms used and not defined herein have the meanings set forth in the Merger Agreement.

         WHEREAS, Purchaser desires to assure that it has sufficient time to complete the transactions contemplated by the Merger Agreement and, in exchange for the additional consideration and assurances contemplated by this Amendment, the Company and IBF are willing to extend such time period until June 15, 2005; and

         WHEREAS, the parties hereto wish to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Merger Agreement.

                  (a) Section 1.6 b.(i) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "Cash. Cash  consideration,  if any (the "Cash"),  in
         the aggregate amount equal to (1) Seventeen Million Dollars ($17,000,000) less (2) the aggregate amount of Company Debt repaid at Closing (not to exceed $17,000,000) less (3) the amount of the Deposit Cash released to the Company pursuant to Section 1.7; and"

                  (b) Section 1.7 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "Section 1.7. Deposit. No later than April 20, 2005, the Purchaser shall deliver to Continental Stock Transfer & Trust Company or such other entity as shall be mutually agreed by Purchaser and the Shareholder Representative (the "Deposit Escrow Agent"), to be held in an escrow account established pursuant to the Deposit Escrow Agreement (the "Deposit Account") (i) One Million Dollars ($1,000,000) in cash (the "Deposit Cash"), (ii) 500,000 shares of Sunset Common (as defined below) in the name of the Company (the "Deposit Shares"), which shares shall not be deemed issued or outstanding unless and until required to be released to the Company in accordance with the terms of the Deposit Escrow Agreement, and (iii) a confession of judgment promissory note executed by the Purchaser in favor of the Company in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in



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         substantially   the  same  form  as  Exhibit  C  attached   hereto  and
         incorporated herein by this reference (the "Escrow Note" and, together with the Deposit Cash and the Deposit Shares, the "Deposit"), which Escrow Note shall not be deemed to be issued or outstanding unless and until required to be released to the Company in accordance with the terms of the Deposit Escrow Agreement. The Deposit, together with any interest thereon but less any applicable escrow fees and expenses to which the Deposit Escrow Agent is entitled pursuant to an escrow agreement entered into as of March 7, 2005 by the Purchaser, the Company, the Shareholder Representative (as representative of the Selling Parties) and the Deposit Escrow Agent (as amended, the "Deposit Escrow Agreement"), shall constitute the "Earnest Money" and shall be held by the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement. The Purchaser shall have the right to prepay at any time, without premium, all or any portion of the principal indebtedness evidenced by the Escrow Note, together with accrued interest on the principal so prepaid to the date of such prepayment. Such prepayment shall be made by the Purchaser by depositing the amount to be prepaid (the "Prepayment Amount") into the Deposit Account, which shall become part of the Deposit Cash and the Earnest Money, and shall be held and disbursed in accordance with the terms of the Deposit Escrow Agreement. The principal amount of the Escrow Note shall be reduced by $2.00 for each $1.00 so deposited into the Deposit Account by the Purchaser. Subject to and in accordance with the terms of the Deposit Escrow Agreement, at the Closing, the Deposit Escrow Agent shall (x) release the Deposit Shares and Escrow Note to Purchaser, each of which shall be deemed cancelled and of no further force and effect upon release to Purchaser and (y) deposit any portion of the Prepayment Amount that has not previously been released to the Company, if any, into the Escrow Account. On May 19, 2005, the Deposit Escrow Agent shall release the Deposit Cash to the Company. In the event this Agreement is terminated in accordance with Section 9.1 f. on or after the Expiration Date, the
         Earnest   Money,   together  with  any  income,   gain,   dividends  or
         distributions earned or received on the Earnest Money, shall be released to the Company on June 30, 2005."

                  (c) Section 1.8 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "Section 1.8 Holdback. At the Closing, Purchaser shall deposit with Continental Stock Transfer & Trust Company or such other entity as shall be mutually agreed by Purchaser and the Shareholder Representative (the "Escrow Agent") (A) an amount in cash equal to the excess of $1,300,000 over the amount of the Prepayment Amount deposited in the Escrow Account by the Deposit Escrow Agent (such amount, together with such portion of the Prepayment Amount, the "Holdback Cash"), and (B) Merger Units (the "Holdback Units" and collectively, with the Holdback Cash, the "Holdback") having an aggregate value equal to One Million Two Hundred Thousand Dollars ($1,200,000), with such Holdback to be held for the satisfaction of any Purchaser Claim (as hereinafter defined) and the Working Capital Adjustment, if any. The Holdback Units shall be issued in the names of the Selling Parties in accordance with the Distribution Percentages (as defined below). Upon determination of the Final Working Capital Adjustment, the Escrow Agent shall disburse to the Purchaser and/or the Selling



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
         Parties Holdback Cash and/or Holdback Units in accordance with the provisions of Section 1.9 below. The remaining Holdback after payment of the Final Working Capital Adjustment (the "Indemnity Holdback"), shall be held and disbursed in accordance with the provisions of
         Section 1.10 below. For the purposes of this Agreement, the cash and securities held by the Deposit Escrow Agent in the Deposit Account and by the Escrow Agent in the Escrow Account shall be valued as follows:
         (i) all Holdback Units held by the Escrow Agent in the Escrow Account shall be valued at the price per Unit at which they were sold pursuant to the Series B Financing (e.g. $1,200,000 at the time of deposit with the Escrow Agent); (ii) all shares of Sunset Common issued upon the conversion of Merger Shares or Merger Warrants comprising the Holdback Units shall be valued at the face value of the Merger Shares so converted or the exercise price of the Merger Warrants so converted; and (iii) all cash (including interest earned thereon) received upon the sale of any Sunset Common or as a result of the payment of any dividends by Purchaser on any Holdback Units in the Escrow Account shall be valued at its face amount."

                  (d) The first paragraph of Section 1.10 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "Escrow. At the Closing, (i) the Deposit Escrow Agent shall deposit with the Escrow Agent the portion of the Prepayment Amount then in the Deposit Account, if any, and (ii) Purchaser shall deposit with the Escrow Agent (A) an amount in cash equal to the excess of $1,300,000 over the amount of the Prepayment Amount deposited in the Escrow Account by the Deposit Escrow Agent pursuant to clause (i) hereof, and (B) warrant and stock certificates evidencing the Holdback Units. The parties agree that Purchaser may, and may instruct its transfer agent to, place stop transfer orders on the Holdback Units for so long as they are subject to the Escrow Agreement. The portion of the Holdback Units deposited with the Escrow Agent by or on behalf of each of the Selling Parties shall be determined on a pro rata basis in proportion to each such Selling Party's Distribution Percentage as reflected in Exhibit A to this Agreement, as such Exhibit may be updated by the Company prior to Closing. The terms by which the Escrow Agent shall hold and distribute the Holdback Units shall be set forth in an escrow agreement to be entered into on the Closing Date by the Purchaser, the Company, the Shareholder Representative (as representative of the Selling Parties) and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall be in a customary form reasonably acceptable to the parties thereto and shall provide as follows:"

                  (e) Section 5.14 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "No Duplication of Expenses. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall there be a Working Capital Adjustment made with respect to (i) any amounts paid or payable by IBF pursuant to Section 2.24, 5.12 or 10.5, or (ii) the amount of the Deposit Cash released to the






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
         Company pursuant to Section 1.7. Any amount of Company Debt repaid with the Deposit Cash released to the Company shall be deemed to be outstanding (and to constitute a current liability) for purposes of any Working Capital Adjustment."

                  (f) Section 6.4 a. of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                  "a. Representations and Warranties of the Seller; Compliance With Covenants. The representations and warranties in Article II and
        Article III shall be true and correct when made and at and as of May 18, 2005 with the same effect as though made at and as of such time, with such exceptions as are not in the aggregate material and with the exceptions identified in Exhibit 6.4 a. hereto. Each of the Selling Parties (including IBF) and the Company shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with it at or before the Closing including, without limit, those contained in Section 5.2 of this Agreement."

                  (g) Section 9.1 b. of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                  "b. (i) by Seller, if a material breach of any material provision of this Agreement has been committed by Purchaser, or (ii) by Purchaser, if a material, willful breach of any material covenant of Seller or the Company has been committed by Seller or the Company, in each case, and such breach has not been waived or cured by the non-breaching parties within twenty (20) Business Days following written notice thereof from the non-breaching party; for purposes of clarification, Purchaser shall have no right to terminate this Agreement pursuant to this Section 9.1 based on a breach of any representation or warranty of Seller or the Company;

                  (h) Section 9.1 c. of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                  "c. by Purchaser at any time on or after June 15, 2005 (the "Expiration Date") in the event that the conditions to be satisfied by the Selling Parties set forth in Section 6.2 or any of the conditions set forth in Section 6.4 have not been satisfied or waived by the Purchaser, unless such failure is as a direct result of the Purchaser's actions or failure to act;"

                  (i) Section 9.2 a. of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                  "Purchaser, on the one hand, and Seller, on the other hand, shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the proposed transactions contemplated hereby (including documents and information obtained in connection with Purchaser's or Seller's, as the case may be, investigation of the other)."






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
                  (j) Section 9.2 e. of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

                           "e. In the event this Agreement is terminated by the Seller pursuant to Section 9.1 f. above, then, notwithstanding anything in the Deposit Escrow Agreement to the contrary, the Company shall be entitled to receive the Earnest Money from the Escrow Agent on June 30, 2005. Seller's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies, and Seller's right to pursue all legal remedies will survive such termination unimpaired."

                  (k) At or following two Business Days preceding the earlier to occur of (x) the Closing Date and (y) the date on which the Merger Agreement is terminated, IBF may provide Purchaser with the following (the "Extension Cost Notice"): (i) written invoices evidencing incremental legal fees incurred by IBF and the Company in connection with the negotiation or documentation of the transactions contemplated by the Merger Agreement for services rendered subsequent to April 18, 2005 up to the date of the Extension Cost Notice, and
(ii) a summary of interest incurred on the Company Debt for periods from April 18, 2005 to the date of the Extension Cost Notice (the amounts in clauses (i) and (ii) above being referred to herein collectively as the "Extension Costs"). At the Closing (if the Extension Cost Notice is delivered not less than two Business Days prior to the Closing Date) or, if the Extension Cost Notice is not delivered at least two Business Day prior to the Closing Date, on the second Business Day following receipt of the Extension Cost Notice, Purchaser shall pay (or, if after the Closing, cause the Surviving Corporation to pay) to IBF the amount of the Extension Costs set forth in the Extension Cost Notice not to exceed $150,000 in the aggregate. Notwithstanding anything to the contrary set forth in this Amendment or in the Merger Agreement, Purchaser shall be solely responsible for the repayment of the Extension Costs up to a maximum of $150,000 in the aggregate, and no portion of the Extension Costs shall be paid with any portion of the Merger Consideration or taken into account determining the amount of Company Debt, Bank Obligations, Seller Debt, Excess Seller Debt or Working Capital.

         2. Miscellaneous.

                  (a) The Merger Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms as amended by this Amendment.

                  (b)      Except  for the  specific  amendments  set  forth  in
Section 1 above, nothing herein shall be deemed to be an amendment or waiver of any covenant or agreement contained in the Merger Agreement, and the parties hereto hereby agree that all of the covenants and agreements contained in the Merger Agreement are hereby ratified and confirmed in all respects.

                  (c) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.







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
                  (d) This Amendment shall be construed, performed and enforced in accordance with the laws of the State of Delaware.

                  (e) The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                              U.S. MILLS, INC., a Delaware corporation



                              By /s/ CHARLES VERDE
                                ----------------------------------------------
                                     Name:  Charles Verde
                                     Title: President

                              SUNSET BRANDS, INC., a Nevada corporation



                              By /s/ TODD SANDERS
                                ----------------------------------------------
                                     Name: Todd Sanders
                                     Title: President and CEO

                              USM ACQUISITION SUB, INC., a Delaware corporation



                              By /s/ TODD SANDERS
                                ----------------------------------------------
                                     Name:  Todd Sanders
                                     Title: President

                              IBF FUND LIQUIDATING LLC, individually and as Shareholder Representative

                              By /s/ ARTHUR J. STEINBERG
                                ----------------------------------------------
                              Name:  Arthur J. Steinberg
                              Title:    Manager